Exhibit 4

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

RECORD N°55.120/2021	NOTARIAL REGISTRY Nº25.645
ODA
WO N°112.050

COMPANY MODIFICATION

* * *

NAVIERA ULTRANAV LIMITADA

IN SANTIAGO, REPUBLIC OF CHILE, on 30 November 2021, before me, ÁLVARO GONZALEZ SALINAS, Chilean, lawyer, Incumbent Notary Public of the 42nd Notary of Santiago, with offices at 1070 Agustinas street, second floor, district of Santiago, the following people appear: Mr Richard von Appen Lahres, Chilean, married, business engineer, national identity card Nº6.998.521-1, and Mr Dag von Appen Burose, Chilean, married, business engineer, national identity card Nº6.860.919-4, both representing INVERSIONES DOS VOLCANES LIMITADA, a commercial company, taxpayer ID Nº78.068.230-2; Mr Richard von Appen Lahres and Mr Dag von Appen Burose, both already identified and representing Inversiones Dos Volcanes Limitada, which in turn appears as the administrator and representative of INVERSIONES DOS VOLCANES LIMITADA C.P.A., a commercial company, taxpayer ID Nº87.019.300-9; Mr Dag von Appen Burose, already identified, and Mr Per von Appen Burose, Chilean, married, business engineer, national identity card Nº7.474.082-0, both representing NAVIERA MOCHO LIMITADA, a commercial company, taxpayer ID Nº76.820.536-1; and Mr Dag von Appen Burose, already identified, representing Inversiones Fausto Sociedad Anónima, a commercial company, taxpayer ID Nº96.595.280-2, which appears as the managing partner and representing NAVIERA INVERSIONES FAUSTO SOCIEDAD ANÓNIMA EN COMANDITA POR ACCIONES, a commercial company, taxpayer ID Nº76.855.546-K; all domiciled for these effects and purposes in this city at 500 Avenida El Bosque Norte, nineteenth floor, district of Las Condes; the people appearing are of age, vouch for their identity with the aforementioned identity cards and state the following: ONE: Background Information. Inversiones Dos Volcanes Limitada, Naviera Mocho Limitada, Inversiones Dos Volcanes Limitada C.P.A. and Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones are the only partners of the limited liability company Naviera Ultranav Limitada, hereinafter also indistinctly referred to as the Company, a company incorporated by public deed dated September 4, 1963, granted at the Santiago Notary of Mr Javier Echeverría Vial, an excerpt of which was registered on page 5,692, Nº2,809, of the Trade Registry of 1963 of the Santiago Real Estate Registrar, and published in the 17 October 1963 edition of the Official Gazette. The Company has undergone various modifications, and the last of these was registered in a public deed dated 3 May 2018, granted at the Santiago Notary Pubic of Mr Andrés Felipe Rieutord Alvarado, whose authorised excerpt was registered on page 39,043, Nº20,515 of the Santiago Trade Registry of 2018 and published in the 17 May 2018 edition of the Official Gazette. TWO: Company Demerger. As part of the restructuring process agreed on by the partners, they hereunder agree to demerge Naviera Ultranav Limitada into two companies, and such demerger shall be undertaken by reducing its capital by US$145,800,731.0 and incorporating a new limited liability company to be called Naviera Ultranav Dos Limitada, to which the same total amount of US$145,800,731.0 shall be provided from the Company capital decrease, pursuant to the terms and conditions indicated hereinbelow. THREE: Demerger Balance Sheet. The partners agree to carry out the demerger based on the financial statements thereof as of 24 November 2021, and the accounts and

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

amounts of the balance sheet as of the same 24 November 2021, which jointly with the balance sheet of the nascent company, and the balance sheet of the successor company after the demerger, form the “Demerger Balance Sheet” drawn up by AYC, Cepeda y Pesce Auditores Consultores SpA. The partners declare they know and accept such documents and which furthermore they hereby approve and agree they are construed to be an integral part hereunder and which are registered in this Notary on this same date under Nº25,645. FOUR: Capital Decrease. Further to that agreed above, the partners hereunder agree to a capital decrease of Naviera Ultranav Limitada, a company that will continue with the same business name, of US$179,344,622.30, fully provided and paid up, to US$33,543,891.29, also fully provided and paid up; and in addition to this they agree to maintain in the Company the part of the equity of Naviera Ultranav Limitada comprising all those assets and liability accounts that are not assigned to the new company that is created from the demerger and indicated in the Demerger Balance Sheet. FIVE: Modification of the Articles of Association of Naviera Ultranav Limitada. To such effect, Inversiones Dos Volcanes Limitada, Naviera Mocho Limitada and Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones as the only partners of Naviera Ultranav Limitada agree to replace the sixth article of the articles of association with the following: “SIXTH ARTICLE: The capital of the Company is US$33,543,891.29, which the partners provide and pay up as follows: /a/ Inversiones Dos Volcanes Limitada provides US$12,478.33, fully paid up before this date, to the entire satisfaction of the other partners and of the Company; /b/ Naviera Mocho Limitada provides US$24,759,115.14, fully paid up before this date, to the entire satisfaction of the other partners and of the Company; /c/ Inversiones Dos Volcanes Limitada C.P.A. provides US$3,501,445.55, fully paid up before this date, to the entire satisfaction of the other partners and of the Company; and /d/ Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones provides US$5,270,852.27, fully paid up before this date, to the entire satisfaction of the other partners and of the Company.” The partners reiterate that, pursuant to what is laid down in the seventh article of the articles of association of Naviera Ultranav Limitada, their liability is always limited to the amount of their respective contributions. The articles of association of Naviera Ultranav Limitada shall remain fully in force for everything that is not modified. SIX: New Company. Further to the demerger agreed on, along with the capital decrease of the Company, it is agreed to incorporate a new limited liability company to be called Naviera Ultranav Dos Limitada according to the following terms and conditions: INCORPORATION OF “NAVIERA ULTRANAV DOS LIMITADA”: Pursuant to the demerger agreed on, along with the capital decrease of the Company, it is agreed to incorporate a new limited liability company to be called Naviera Ultranav Dos Limitada, to which the partners agree to provide as capital the amount of the capital decrease of Naviera Ultranav Limitada as a result of the demerger, and such capital shall amount to US$145,800,731.0; and besides this they agree to assign this new company part of the equity of Naviera Ultranav Limitada comprising the asset and liability accounts indicated in the Demerger Balance Sheet which is part of this public deed. The partners hereby leave it on record that the assets and liabilities assigned to the new company have been estimated or valued at the carrying amounts they had in the Company that is demerged as of the date of the demerger, according to the aforementioned Demerger Balance Sheet. The partners also agree that the current partners shall be part of the new company, and they shall each have the same proportion of the shareholder rights they hold in Naviera Ultranav Limitada as of this date. It was also agreed to approve the articles of association of the new company, whose text is as follows: “ARTICLES OF ASSOCIATION OF NAVIERA ULTRANAV DOS LIMITADA. Between INVERSIONES DOS VOLCANES LIMITADA, a commercial company, taxpayer ID Nº78.068.230-2; NAVIERA MOCHO LIMITADA, a commercial company, taxpayer ID Nº76.820.536-1; INVERSIONES DOS VOLCANES LIMITADA C.P.A., a commercial company, taxpayer ID Nº87.019.300-9, and NAVIERA INVERSIONES FAUSTO SOCIEDAD ANÓNIMA EN COMANDITA POR

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

ACCIONES, a commercial company, taxpayer ID Nº76.855.546-K; all domiciled for these effects and purposes in this city at 500 Avenida El Bosque Norte, nineteenth floor, district of Las Condes; a limited liability company has been incorporated which shall be governed by Law Nº3.918 and its modifications and other pertinent laws, and by the provisions of the following articles of association: FIRST ARTICLE: The name or business name of the company shall be “Naviera Ultranav Dos Limitada,” notwithstanding that it may also use the trade name “Naviera Ultranav Dos Ltda.” for business and advertising purposes. SECOND ARTICLE: The corporate purpose shall be to acquire, transfer, manage, and generally develop for any reason whatsoever, on its own behalf or that of a third party, any kinds of corporeal and incorporeal real estate or chattels, invest in any kinds of activities and participate in any types of companies, associations and communities, whatever their nature, with no restrictions whatsoever; provide advisory services on economic, financial, commercial, management and administrative issues; undertake shipping activities, for which it may acquire, transfer, rent, and generally operate for any reason, on its own behalf or that of a third party, ships of any kind, tugs, launches and other similar vessels; acquire, transfer, import, export, transport, store and distribute any kind of merchandise, including solid and liquid bulk goods, liquefied gas and fuels of any kind, on its own behalf or that of a third party, in own or rented ships; provide salvage, assistance or aid services for ships and naval devices, and tug services to facilitate the arrival, departure, docking, undocking, loading and unloading manoeuvres, and generally assist ships and naval devices at ports; provide agency, and ship and naval device supply services in ports, bays and offshore; provide ship, freight, transport and cargo intermediation and brokerage services; and generally undertake activities and provide services related to the seaborne trade; provide any kinds of national or foreign ship management and administration services in Chile or abroad; provide advisory services in specific projects of any kind of shipping consultancy services, including human resources administration and management; provide logistical, shipping management and project assessment services; and undertake activities and provide administration, management and agency services for third-party businesses, and generally any kind of representation, mandate and assignment. THIRD ARTICLE: The company’s domicile is the district of Las Condes, metropolitan region, notwithstanding that it might set up agencies, branches or establishments at other points in Chile or overseas. FOURTH ARTICLE: The company shall come into force as of the date of this public deed and shall remain in force up to 31 December 2050, when it shall be tacitly and automatically extended for equal and successive periods of ten years each, if no partner expresses to the others his wish of terminating it by means of a public deed, which shall be entered in the margin of the company registration in the Trade Registry at least six months before the expiry date or that of any of its extensions. FIFTH ARTICLE: The capital of the company is US$145,800,731.0, which the partners provide and pay up as follows: /a/ Inversiones Dos Volcanes Limitada provides US$54,237.87, fully paid up to the entire satisfaction of the other partners and of the Company; /b/ Naviera Mocho Limitada provides US$107,617,123.36, fully paid up to the entire satisfaction of the other partners and of the Company; /c/ Inversiones Dos Volcanes Limitada C.P.A. provides US$15,219,263.51, fully paid up to the entire satisfaction of the other partners and of the Company; and /d/ Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones provides US$22,910,106.27, fully paid up to the entire satisfaction of the other partners and of the Company. SIXTH ARTICLE: The liability of the partners is limited to the amount of their respective contributions. SEVENTH ARTICLE: The partners shall represent and manage the company and the use of its business name, who shall exercise this by means of a board of directors comprising four members who shall be called directors and who shall be natural persons, partners of the company or not. EIGHTH ARTICLE: The directors shall be appointed and removed by mutual agreement of the partners by means of a public deed entered in the margin of the company registration in the Trade Registry. Directors shall remain in office

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

indefinitely, and they may be removed by the partners at any time and as indicated. NINTH ARTICLE: The first board meeting held shall elect a chairman and vice-chairman from among its members. The chairman’s function shall only be to chair and manage board meetings, notwithstanding the remaining functions he expressly has under the articles of association. The vice-chairman shall replace the chairman when he is absent or unable to perform his duties. If the chairman or vice-chairman dies or is removed, there shall be a new election to fill the vacant position, after the missing director has been appointed. TENTH ARTICLE: The board of directors shall hold ordinary board meetings on the days and at the time indicated by it and extraordinary board meetings when so summoned by the chairman or vice-chairman, and such board meetings shall be held in the place established by the board of directors. Meetings shall be summoned as agreed, and when there is the quorum established in the article below, it shall be considered for all legal effects and without any conflicting evidence that the summons was made correctly and that the board of directors was constituted validly. ELEVENTH ARTICLE: The quorum needed for board meetings shall be three directors. Agreements shall be reached by the majority vote of those attending. If there is a tie, the proposal tabled for voting shall be rejected and it may not be tabled again without the prior unanimous agreement of the board of directors. TWELFTH ARTICLE: The board of directors shall keep a book of board meeting minutes, which shall at least indicate the date of the board meeting, attendance of it, the voting there was and the agreements reached, and the minutes of the meeting must be signed by all those attending and the secretary, who must be the person appointed by the board of directors, with it being construed that if no secretary is appointed, the CEO shall perform this function. If any of the people who must sign die, are unable to or refuse to do so, this shall be left on record as a footnote to the minutes. Any minutes or part thereof may be registered in a public deed on behalf of the board of directors by the person who acted as chairman or secretary in the respective board meeting or by the person who the board of directors has empowered for this. THIRTEENTH ARTICLE: Acting as indicated, the board of directors may represent the company judicially and extrajudicially for all those matters, businesses, operations, steps, proceedings, lawsuits, acts, contracts, et cetera, which concern its corporate purpose or are necessary for or pertinent to this purpose. To such effect, and without the following list limiting its powers, the board of directors may: One/ Represent the company in all lawsuits and legal proceedings in which it has an interest or might gain such interest, before any general, special, arbitration court or of any kind, and thereby take part as the plaintiff, defendant or mediator of any kind, and it may exercise any kinds of ordinary, executive, special actions, et cetera, regarding it, goods or any act or contract, et cetera, and request all the authorisations or make all the statements it deems advisable or necessary; Two/ Represent the company with ordinary or extraordinary powers of the proxy for appearing in court and it shall be empowered to withdraw in first instance the lawsuit filed, accept the countersuit, waive appeals and the legal terms, reach a compromise, agree to arbitration, grant arbitrators powers of not being bound by legal principles, establish domicile, change the venue, be a party to reconciliation and compromise proceedings, propose and agree on agreements, accept compromises and receive; Three/ Represent the company judicially and extrajudicially, and it may especially resort to any kinds of political, administrative, municipal, maritime, port and customs authorities, fiscal or semi-fiscal bodies or institutions of public law, tax, social security or labour authorities, authorities of autonomous administration, bodies, departments, et cetera, or persons of private law, be they natural persons or bodies corporate, with any kinds of presentments, applications, requests, petitions, even compulsory, modify or discontinue them and other documents that are needed and discontinue its petitions; Four/ Enter into, approve or reject judicial or extrajudicial arrangements with creditors or debtors of the company; Five/ Obtain, and grant requests for, reduction of debts or extension of time for paying them; agree on guarantees, interest, discounts, deductions and remissions; Six/ Indicate domicile; Seven/ Change the venue;

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

Eight/ Secure administrative concessions of any kind or purpose; Nine/ Request and obtain water rights; Ten/ Exercise replevin or possessory actions; Eleven/ Plead and overrule prescription; Twelve/ Become an unofficial agent; Thirteen/Acquire by occupancy, accession, handing over of property, prescription, et cetera; Fourteen/ Apply for mining claims; Fifteen/ Request objection of seals; Sixteen/ Submit a matter to an arbitration agreement, appoint, request or take part in the appointment of arbitration judges and establish or take part in the establishment of their powers, even conciliators, remunerations, timescales, et cetera; Seventeen/ Appoint, request or take part in the appointment of trustees, liquidators, bailees, experts, appraisers, government-appointed overseers, et cetera, establish their powers, duties, remunerations, timescales, et cetera, remove them or request their removal; Eighteen/ Claim legal impediments, challenge, request compliance with legal decisions, even those of foreign courts, apply for preliminary steps and precautionary measures, resort to arrest and retention of ships, file for preparatory arrangements of summary proceedings of collection, request embargoes and indicate the goods involved, file legal appeals, request bankruptcy declarations or become a party to their request, attend creditor meetings, propose, approve or reject agreements, propose modifications thereof; Nineteen/ Withdraw any kind of correspondence from post and telegraph offices, customs, overland, sea or air freight companies, even registered post, remittances, reimbursements, cargo, parcels, merchandise, postal packages, et cetera, in the name of or addressed to the company; sign the company correspondence; Twenty/ Register intellectual and industrial property, trade names, domain names, industrial models and patent inventions; Twenty-one/ Set up agencies, branches and establishments anywhere in Chile; Twenty-two/ Pay in cash, by payment in kind, by consignment, subrogation, assignment of property, et cetera, everything the company owes for any reason whatsoever, and generally discharge obligations, either by novation, remission, settlement, et cetera; Twenty-three/ Enter into promise agreements, issue the agreements promised and enforce their compliance judicially and extrajudicially for corporeal or incorporeal real estate or chattels; Twenty-four/ Buy, sell, swap, and generally acquire and transfer for any reason whatsoever corporeal or incorporeal real estate or chattels, even securities, shares, bonds, debentures and rights of any kind; Twenty-five/ Encumber corporate goods with rights of use, beneficial interest, habitation, et cetera, or constitute active or passive easements; Twenty-six/ Give and take in rental, administration or concession any kinds of corporeal or incorporeal real estate or chattels; Twenty-seven/ Intimate, give and receive in donation, even real estate, with or without liens; Twenty-eight/ Enter into construction, service, transport, commission and brokerage contracts; Twenty-nine/ Make and receive gratuitous loans of goods; Thirty/ Give and receive money and goods as a loan; Thirty-one/ Give and receive money and other goods as a deposit, either necessary, voluntary or in attachment; Thirty-two/ Enter into transaction contracts, even regarding undisputed matters; Thirty-three/ Enter into merchant current account contracts, find out about their changes and approve and reject their balances; Thirty-four / Enter into collective or individual work contracts, hire and dismiss workers, even embarked personnel or seafarers; enter into employment contracts, hire professional or technical services and terminate them, with the broadest powers needed to such effect; Thirty-five / Enter into insurance contracts, and it may agree on premiums, establish the risks, stipulate timelines and other conditions, collect policies, endorse and cancel them, approve and challenge loss adjustments, et cetera; Thirty-six / Enter into any other contract that is nominate or not. For those contracts it enters into and those already issued by the company, agents are empowered to agree on any kinds of agreements and stipulations, whether they are particularly laid down by laws and are of their essence, nature or merely accidental; establish prices and forms of payment, income, fees, remunerations, indexation, interest, indemnities, timelines, even greater than usual, conditions, duties, faculties, time and forms of payment and delivery, capacities, boundaries, receive, deliver; agree on active and passive solidarity and indivisibility, agree on penalty clauses in favour of or against the

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

company; agree on sureties; establish fines; modify stipulations; exercise and waive all the rights of the principal, exercise and waive its actions, like those of nullity, rescission, avoidance, dispossession, et cetera, and accept the waiver of rights and actions; rescind, avoid, resiliate, set aside, end, terminate or request the termination of contracts; require the rendering of accounts, approve or challenge them; Thirty-seven / Enter into and execute transport, construction, foreign exchange, commission, brokerage, agency representation, operating credit, retainer, antichresis contracts, negotiate and endorse bills of lading, invoices and consular documents; undertake any kinds of import or export operations; represent the company before customs and other departments and authorities; Thirty-eight/ Enter into warrant contracts and encumber them with a lien; Thirty-nine/ Assign and accept assignment of credits, be they nominative, made out to or to the bearer; Forty/ Assign and accept assignments and litigation rights; Forty-one/ Give and receive as collateral chattels, securities, rights, shares and other corporeal and incorporeal items, be this civil, merchant, bank, industrial collateral, or that of an agrarian chattel sold in instalments without conveyance, whether this is other special collateral and cancel it; Forty-two/ Give and receive goods under mortgage; postpone, service and release mortgages, and constitute them with general guarantee clauses on property and ships; Forty-three/ Enter into company contracts of any kind and purpose; be they civil or commercial, collective, anonymous, limited partnership, limited liability or of another kind, agree on undivided ownership; constitute or be part of communities, trade unions, associations, boards, joint accounts, de facto corporations, cooperatives, et cetera; represent the company with the right to speak and vote in them with powers to modify them, expand them, form other new ones or rearrange them in any way, request their dissolution or termination and even in advance, express the intention of not continuing them, request their winding-up or division, undertake them or be involved in their development, appoint or take part in the appointment of one or more liquidators, judges, arbitrators, dividers, experts, appraisers, bailees, trustees, administrators and other officials that are necessary, and it can give them faculties, obligations, remunerations, timescales, conditions, ways of carrying out the winding-up or division, authorise liquidators to transfer and encumber any kinds of corporeal or incorporeal corporate real estate or chattels, even securities, act as a liquidator or divider, submit a matter to arbitration; and generally exercise and waive all actions and perform all the obligations of the principal as a partner, co-owner, director, manager, shareholder or liquidator of such companies, communities, associations, cooperatives, et cetera; Forty-four/ Give and accept simple or joint sureties, guarantees, agree on active or passive solidarity, and generally any kinds of sureties and guarantees; Forty-five/ Endorse and withdraw shipment documents; collect and receive, withdraw securities in safekeeping or guarantee, and pay the necessary documents; Forty-six/ Judicially and extrajudicially collect and receive everything owed to the company or might be owed in the future for any reason whatsoever, for any grounds or by any person, be it a natural person or body corporate of private or public law, even the Chilean Inland Revenue, institutions, fiscal or semi-fiscal corporations or foundations or of autonomous administration, private institutions, et cetera, be it in money, in another kind of corporeal or incorporeal real estate or chattels, securities, et cetera; Forty-seven/ Sign receipts, final settlements and cancellations, and generally subscribe, grant, sign, extend and authenticate any kinds of public or private documents, and it may make all the statements it deems necessary or fitting therein; Forty-eight/ Oppose expropriations, request discretion, challenge the indemnity amount, reach an agreement with the Chilean Inland Revenue, municipalities or any other institution, corporation or foundation of public law for everything regarding expropriations, and to such effect it may receive the undisputed part of the price or indemnity and the balance established legally in the case of claims; Forty-nine/ Represent the company before banks and financial institutions with the broadest powers that may be needed, such as: a/ give them instructions and tasks of trust; b/ open bank deposit and/or credit accounts, deposit in and draw on them, and those the company currently has,

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

find out about their changes, dispose of the funds deposited in them in any way, even by means of electronic fund transfers and for any reason whatsoever, and close any of them and all in Chilean or foreign currency; c/ approve and challenge balances; d/ withdraw cheque books or loose cheques; e/ take out loans, either as an overdraft on a current account, clean credits, documentary credits, advances against acceptance, overdrafts, taking out lines of credit, or in any other way; f/ rent safe deposit boxes, open them and terminate their rental; g/ open savings accounts which are indexed or not, deposit, term or conditional accounts, make deposits therein, fully or partially draw on them, close the accounts and the same for those the company currently has; h/ Deposit and withdraw money, either in Chilean or foreign currency, and securities in deposit, safekeeping or guarantee and pay the respective certificates; i/ open letters of credit in Chilean or foreign currency; j/ take out bank guarantee bonds in any modality in which they are issued; and k/ generally undertake any kinds of banking operations in Chilean or foreign currency, and make any type of affidavits before the Chilean Central Bank or other authority to comply with the regulations of the Chilean Central Bank, either to enter or leave the country or for import, export or foreign exchange operations; Fifty/ Take out loans in any way with credit, promotion or financial institutions, civil and commercial companies, public corporations or with private parties, either in the form of clean or documentary credits, advances against acceptance or in any other way; Fifty Bis/ Take out interest rate or currency forwards, swaps or other derivatives, et cetera; Fifty-one/ Issue, subscribe, accept, re-accept, renew, extend, revalidate, guarantee, endorse in title, collection or guarantee, protest, discount, cancel, collect, transfer, issue and dispose of in any way cheques, drafts, promissory notes, bills of exchange, notes and other merchant, shipment or banking documents, be they nominative, payable to order or to the bearer, in Chilean or foreign currency, and undertake all the actions corresponding to the company regarding such documents; Fifty-two / Hire and undertake any kinds of foreign trade and exchange operations, and it is empowered to represent the company in all the operations, formalities, proceedings or acts regarding imports and exports before commercial banks, the Chilean Central Bank and any other competent entity or authority, and to such effect it may represent and sign import and export licences, open divisible or indivisible, revocable or irrevocable letters of credit, submit supplementary applications, explanatory letters, affidavits and any other pertinent documentation required by banks, the Chilean Central Bank or customs, request modification of the conditions in which a certain operation was authorised; authorise debits in the current accounts of the company due to foreign trade operations; Fifty-three/ Generally, undertake any kinds of operations with merchant documents, securities and government and commercial papers; Fifty-four/ Remove from circulation and resume shares, bonds, notes, promissory notes, bank notes, et cetera, charge and receive dividends and stock dividends, withdraw and exchange stock certificates and coupons, subscribe new issued or cash shares; Fifty-five/ Issue, withdraw, endorse, transfer and negotiate in any way shipment documents, invoices, bills of lading, waybills and consular documents; Fifty-six/ Vest special powers of attorney, be they judicial or extrajudicial, and revoke them; delegate and fully or partly resume this power of attorney as many times as deemed necessary, empowering the party holding the delegated authority to in turn delegate; Fifty-seven / Represent the company before banks and financial institutions with the broadest powers that may be needed, such as: a/ give them instructions and tasks of trust; b/ deposit loose cheques in the bank current accounts of the company; and c/ rent safe deposit boxes, open them and terminate their rental; Fifty-eight/ Receive as collateral, be this civil, merchant, bank, industrial, an agrarian chattel sold in instalments without conveyance, whether it is other special collateral and cancel it; accept simple or joint sureties, and generally any kinds of sureties and guarantees to the benefit of the company; Fifty-nine / Represent the company extrajudicially, and it may especially resort to any kinds of political, administrative, municipal, maritime, port and customs authorities, fiscal or semi-fiscal bodies or institutions of public law, tax, social security

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

or labour authorities, authorities of autonomous administration, bodies, departments, et cetera, or persons of private law, be they natural persons or bodies corporate, with any kinds of presentments, applications, requests, petitions, even compulsory, modify or discontinue them and other documents that are needed and withdraw petitions; Sixty/ Sign, endorse and withdraw shipment documents; collect and receive, withdraw securities in safekeeping or guarantee, and pay the necessary documents, assign credits and accept assignments; Sixty-one/ Subscribe, accept, re-accept, renew, extend, revalidate, protest, discount, cancel drafts, promissory notes, bills of exchange, notes and other merchant, shipment or banking documents, be they nominative, payable to order or to the bearer, in Chilean or foreign currency, and undertake all the actions corresponding to the company regarding such documents; Sixty-two/ Appoint managers and revoke such appointments; appoint the independent external auditors; and Sixty-three/ Approve the balance sheet, the statement of income and inventory of assets and liabilities of the company. Acting as indicated, the board of directors may act for the company for all matters, businesses, operations, acts or contracts related to its normal line of business, and necessary for or pertinent to its purpose. To such effect, it may stipulate prices, income, remunerations, fees, and establish forms of payment, delivery, capacities, boundaries, timelines, et cetera, agree on any kinds of agreements or stipulations, whether they of the essence, nature or merely accidental; receive and request rendering of accounts; exercise and waive all the rights and actions for such matters, acts or contracts that are within the authority of the company, sign all the public or private deeds and documents that are necessary. The partners shall jointly and unanimously resolve all the issues not provided for in the articles of association. FOURTEENTH ARTICLE: The company CEO shall be appointed or removed by the unanimous decision of the board of directors. Notwithstanding the remaining functions and duties that the board of directors gives him, he shall have the following faculties: a/ to judicially represent the company under the terms of the eighth article of the Code of Civil Procedure, notwithstanding the faculties the board of directors has regarding this; b/ manage the company’s personnel and operations, according to the instructions given by the board of directors and to report to it on the operation of the business; c/ execute board agreements and act as the secretary to the board, notwithstanding that the board of directors may appoint another person to perform the functions of secretary; and d/ exercise the other functions under the articles of association or given by the board of directors. The CEO shall be personally responsible for the errors he makes in his work. The positions of CEO and director shall be compatible. FIFTEENTH ARTICLE: At 31 December of each year, the company shall prepare a balance sheet and statement of income; it shall draw up an inventory of the company’s assets and liabilities. The profits and losses shall be distributed among the partners pro rata their share of the company’s capital in accordance with the inventory and annual balance sheet. SIXTEENTH ARTICLE: The company shall be dissolved by mutual agreement of the partners or for any other legal grounds. SEVENTEENTH ARTICLE: The company shall not be dissolved due to the death of any of the partners or to the dissolution of the body corporate partner but shall continue with the successors of the partners, who shall appoint an agent representing them. The agent of the successors shall not have the power to use the business name or manage or represent the company. However, he may find out about the performance of corporate issues and documents concerning the company. Neither shall the company be dissolved if any of its partners become bankrupt or insolvent. EIGHTEENTH ARTICLE: The prohibition established in Article 404, Nº4 of the Code of Commerce shall not apply to the partners. NINETEENTH ARTICLE: The winding-up of the company shall be undertaken by mutual agreement of the same partners and any doubts or conflicts arising therefrom shall be resolved by an arbitrator appointed as indicated in the following clause. TWENTIETH ARTICLE: Any doubt or controversy that arises among the partners concerning the application, interpretation, duration or validity of the company or for any other reasons shall be referred to arbitration, pursuant to the current Arbitration

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NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
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Process Regulation of the Santiago Arbitration and Mediation Centre. The parties vest an irrevocable special power of attorney in the Santiago Chamber of Commerce so that, upon the request in writing of any of them, it appoints the mixed-rules arbitrator from among the members of the arbitration pool of the Santiago Arbitration and Mediation Centre. Such arbitrator shall have the faculties of an arbitrator regarding procedure and must give a verdict according to law. There shall be no appeal whatsoever against the verdicts of the arbitrator, so the parties expressly waive this. The arbitrator is specially empowered to resolve any issue concerning his competence and/or jurisdiction. TWENTY-FIRST ARTICLE: For all the effects and purposes of this contract hereunder, the parties hereto establish a special domicile in the district of Santiago, metropolitan region, and are subject to, accordingly, the jurisdiction and competence of its courts of justice. FIRST TRANSITORY ARTICLE: Without being part of the articles of association of Naviera Ultranav Dos Limitada, Inversiones Dos Volcanes Limitada, Naviera Mocho Limitada and Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones, as the only partners, hereunder appoint Mr Dag von Appen Burose, Mr Per von Appen Burose, Mr Enrique Ide Valenzuela and Mr Guillermo Arturo Tagle Quiroz as the directors of the company. It is left on record that for the foregoing appointments it shall not be necessary to enter this in the margin of the company registration in the Trade Registry as set forth in the eighth article of the articles of association. SECOND TRANSITORY ARTICLE: Bearing in mind the nature, volume and usualness of the commercial operations to be developed by the company being incorporated, and that the contracts it will sign will mostly be expressed and paid in US dollars, as laid down in the eighteenth article of the Tax Code the company shall use the US dollar as the functional currency for its operations and line of business and will request that its tax accounting records are expressed in such currency. THIRD TRANSITORY ARTICLE: The parties hereto leave it on record that, due to the demerger of Naviera Ultranav Limitada, the following assets have ended up in Naviera Ultranav Dos Limitada: /a/ All the shares of Ultranav

Denmark ApS, of which Naviera Ultranav Limitada holds 120,249,000 shares, as indicated in the shareholders’ registry of such company, according to the last entry dated 21 September, 2017. /b/ All the shares of Ultranav International S.A., of which Naviera Ultranav Limitada holds 18,290 shares, as indicated in share certificate Nº31, issued by such company on 28 July 2017. The material delivery of the share certificates that have been assigned to Naviera Ultranav Dos Limitada is undertaken hereunder to the entire satisfaction of the latter company. The shares that have ended up in the equity of Naviera Ultranav Dos Limitada include all the rights, holdings and interest which, due to capital, corporate funds of any kind, purpose or denomination, like those of reserve, revaluation et cetera, credits, profits, dividends, even those that are accrued or not and undistributed, although there are outstanding compliance agreements for their distribution or for any other reason, correspond to Naviera Ultranav Limitada as the holder of such shares, whether they arise from the current financial year or any of the previous financial years. FOURTH TRANSITORY ARTICLE: It is left on record that this demerger has considered the accounts and amounts indicated in the Demerger Balance Sheet of the company figures as of 24 November 2021, and regarding this the partners agree that the effects of the changes of funds in each of the aforementioned accounts as of that date, and the applicable indexation, shall be construed as lying in each of the companies to which such accounts have been signed. FIFTH TRANSITORY ARTICLE: Without being part of the articles of association of Naviera Ultranav Dos Limitada, Inversiones Dos Volcanes Limitada, Naviera Mocho Limitada, Inversiones Dos Volcanes Limitada C.P.A. and Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones, as the only partners and in representation of Naviera Ultranav Dos Limitada, hereby agree that Mr Enrique Ide Valenzuela, national identity card Nº6.117.880-5, Mr Jan Vermeij Chamy, national identity card Nº6.374.441-7, Mr Raimundo Sánchez Hanisch, national identity card Nº8.553.667-2 and Mr Francisco Larraín Echeverría, national identity card Nº15.639.397-5, with any two of them acting together, shall

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
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represent Naviera Ultranav Dos Limitada with the following powers: One/ Grant and constitute sureties, guarantees and joint co-debt in favour of banks and financial institutions to guarantee bona fide, full and timely compliance with all the obligations undertaken or being undertaken by related companies or third parties with such banks and financial institutions, even regarding derivative contracts that are entered into to such effect, and they may agree on all the clauses that are necessary or fitting for this, whether they are of their essence, nature or merely accidental, and make the statements and commitments they deem fit, and they may agree on stipulations, among others, on the discretion, accession, cancellation, modification and release of such guarantees, waivers of benefits of separation, discussion or others and rights of any kind, taxes, declarations and assurances, obligations of doing and not doing, grounds for breach and early enforceability, assignments, applicable jurisdiction and laws and others they deem necessary or fitting for the aforementioned effects. They may request registrations, subregistrations and entries in the pertinent registries and assume all the obligations, limitations and prohibitions envisaged in the granting of such guarantees or their eventual modifications; and Two/ Sign, grant or subscribe all the public and private documents, including surety and joint co-debtor contracts, along with the guarantors of promissory notes or extra sheets containing the same, which are necessary to grant, execute and constitute the mentioned guarantees, giving them the following powers, among others: /a/ Negotiate, subscribe, sign and deliver each and all of the documents needed to complete and execute the guarantees that need to be granted, or make modifications to them, including each one of the transactions envisaged therein, along with those changes, rectifications or additions that are deemed necessary, which are required for such purposes; /b/ Subscribe and execute all the other acts and contracts, including mandates, powers of attorney, documents, instructions, instruments, modifications, certificates, orders, applications or notifications that the guaranteed obligations, their guarantees and documents require and which are considered necessary to make them effective, and any other public or private document that arises from or is necessary to subscribe due to them, and agree on each and all of their characteristics, conditions, timescales and other modalities; and /c/ Grant powers of attorney to one or more people, so that any one of them acting judicially or extrajudicially exercises with the broadest powers the rights of Naviera Ultranav Dos Limitada under the mentioned contracts, with the legal faculties expressly including all those included in both subsections of the seventh article of the Code of Civil Procedure, which are understood to be reproduced one by one, and generally agree on all the clauses and stipulations of such contracts or agreements, either of their essence, nature or merely accidental, and are authorised to establish interest rates, agree on and pay commissions, premiums and fees, make all the statements and announcements they deem necessary or fit, and generally assume all the obligations, limitations and prohibitions that such contracts envisage, and agree on the application of Chilean or foreign laws and the applicable jurisdiction and competence, either courts in Chile or overseas.” SEVEN: Legitimate Business Reason. The parties hereto leave it on record that this demerger is undertaken as part of a company restructuring process, which is justified by the advantage of independently developing a part of the business areas of Naviera Ultranav Limitada, with the possibility of having specific directors or advisors for the business area of the new company created; and that each one of the business areas has its own and independent work structure; that the securing of financing can be focused on a particular business area without affecting or compromising others; and that new investors can be incorporated to some specific business area without this inviting them to participate in other business areas. EIGHT: Continuity as a Body Corporate. It is left on record that the demerger of Naviera Ultranav Limitada hereunder in no way alters or modifies its continuity or as a body corporate, so that it continues being responsible for discharging each and all of its obligations. Moreover, it is left on record that all the changes in funds and investments made as of 24 November 2021 by Naviera Ultranav Limitada, and that might affect the

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

accounts assigned to the company that arises from the demerger, shall be construed as made by it, with the effects therefore on the company to which the respective account was assigned, with sufficient rendering of accounts and the provisions of this public deed sufficing, notwithstanding the documents its managers may sign to such effect. NINE: Record. It is left on record that the modification and demerger of Naviera Ultranav Limitada hereunder does not affect the powers of attorney granted by the company, which shall remain fully in force. TEN: Special Power of Attorney for the Chilean Inland Revenue: The people appearing agree to empower Sara Guzmán Espinoza, national identity card Nº12.917.870-1, Daniel Saez Álvarez, national identity card Nº9.391.253-5, Raimundo Sánchez Hanisch, national identity card Nº8.553.667-2, and Alberto Hernández Riquelme, national identity card Nº11.334.311-7, so that any one of them acting indistinctly: a/ Informs and undertakes all the formalities that due to this modification and corporate demerger are necessary with the Chilean Inland Revenue and informs of the other modifications to the company’s articles of association; and b/ Signs and requests a taxpayer ID number, the start of activities, the stamping of accounting ledgers and records in general, requests an Internet password, and any other modification, declaration and form. ELEVEN: Special Power of Attorney: The people appearing agree to empower William Comber Sigall, national identity card Nº7.025.870-6, Carlos Eduardo González Ugarte, national identity card Nº15.960.740-2, Felipe Irarrázaval Fernández, national identity card Nº10.615.305-1, Raimundo Sánchez Hanisch, national identity card Nº8.553.667-2, and Gerardo Hüne Bustamante, national identity card Nº12.559.523-5, so that any two of them acting together: a/ Take part in the granting of any public or private instrument that is needed to be able to fully and thoroughly carry out each and all of the agreements hereunder, particularly execute the assignments made to the new company that is incorporated as a result of the demerger, and they may request the registration of the assets assigned to the new company in the respective registries; b/ Make all the rectifications, additions or clarifications that are necessary regarding this public deed to obtain the registration of the assets assigned to Naviera Ultranav Dos Limitada; c/ Make any accounting adjustment that the authorities might require due to this demerger, and to such effect they may sign all the public or private instruments that are necessary or advisable for this. TWELVE: Expenses and Tax: The expenses and tax that arise from granting this contract shall be borne by the company that is hereunder modified. THIRTEEN: Special Power of Attorney: The bearer of an authorised copy of this public deed or an authorised excerpt thereof is empowered to request the publications, registrations, subregistrations, entries and cancellations that are necessary or advisable in the competent registry. The legal capacity of Mr Richard von Appen Lahres and Mr Dag von Appen Burose to represent Inversiones Dos Volcanes Limitada is registered in a public deed dated 30 November 2021, granted at the Santiago Notary Public of Mr Álvaro González Salinas, which is not included as it is known by the parties hereto and the authorising Notary. The nature of Inversiones Dos Volcanes Limitada as a managing partner and representative of Inversiones Dos Volcanes Limitada C.P.A. is registered in a public deed dated 22 November 1990, granted at the Santiago Notary Public of Mr Aliro Veloso Muñoz, which is not included as it is known by the parties hereto and the authorising Notary. The legal capacity of Mr Dag von Appen Burose and Mr Per von Appen Burose to represent Naviera Mocho Limitada is registered in a public deed dated 30 November 2021, granted at the Santiago Notary Public of Mr Álvaro González Salinas, which is not included as it is known by the parties hereto and the authorising Notary. The legal capacity of Mr Dag von Appen Burose to represent Inversiones Fausto Sociedad Anónima is registered in a public deed dated 21 August 2020, granted at the Santiago Notary Public of Mr Álvaro González Salinas, which is not included as it is known by the parties hereto and the authorising Notary. The nature of Inversiones Fausto Sociedad Anónima as a managing partner of Naviera Inversiones Fausto Sociedad Anónima en Comandita por Acciones is registered in a public deed dated 21 August, 2020, granted at the Santiago Notary Public of Mr Álvaro González Salinas, which is

ALVARO D. GONZALEZ SALINAS
NOTARIO PUBLICO DE SANTIAGO
NOTARIA Nº 42
AGUSTINAS 1070 2º PISO
SANTIAGO

not included as it is known by the parties hereto and the authorising Notary. The original draft was drawn up by Felipe Irarrázaval Fernández of the Vial y Cía law firm. In witness whereof and after reading, the people appearing signed. Copies were given and the document was entered in the record book under the number indicated. I attest.

DAG VON APPEN BUROSE

PER VON APPEN BUROSE

RICHARD VON APPEN LAHRES

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